SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant /_/

Check the appropriate box:

/_/ Preliminary Proxy Statement
/_/ Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2)
/X/ Definitive Proxy Statement
/_/ Definitive Additional Materials
/_/ Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                                 Kleinert's Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
       (Name of Person(s) Filing Proxy Statement if other than Registrant)

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/X/ No fee required.

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2) Aggregate number of securities to which transaction applies:

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/_/ Fee paid previously with preliminary materials.

/_/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount previously paid:
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    2) Form, Schedule or Registration No.
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    3) Filing Party:
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    4) Date Filed:
                  --------------------------------------------------------------

                                KLEINERT'S, INC.

                          MEETINGHOUSE BUSINESS CENTER
                             120 W. GERMANTOWN PIKE
                      PLYMOUTH MEETING, PENNSYLVANIA 19462
                         ------------------------------
                     NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 17, 1997
                         ------------------------------

     The annual meeting of shareholders of Kleinert's, Inc. (the "Company") will be held at 10:00 a.m. on April 17, 1997 at the Locust Club of Philadelphia, 1614 Locust Street, Philadelphia, Pennsylvania 19103, for the following purposes:

          1. To elect directors to hold office until the next annual meeting of shareholders and until their successors are duly elected and qualified.

          2. To transact such other business as may properly come before the meeting.

     The Board of Directors has fixed the close of business on March 13, 1997 as the record date for the meeting. Only shareholders of record as of that date are entitled to notice of and to vote at the meeting and any adjournment and postponement thereof.

     The accompanying form of proxy is solicited by the Board of Directors of the Company. Reference is made to the attached Proxy Statement for further information with respect to the business to be transacted at the meeting.

     You are cordially invited to attend the meeting. Whether or not you plan to be present, please promptly sign, date and mail the enclosed proxy in the enclosed return envelope which requires no postage if mailed within the United States.

                                          E. GERALD RIESENBACH,
                                          Secretary

March 17, 1997

                                KLEINERT'S, INC.

                          MEETINGHOUSE BUSINESS CENTER
                             120 W. GERMANTOWN PIKE
                      PLYMOUTH MEETING, PENNSYLVANIA 19462

                         ------------------------------
                                PROXY STATEMENT
                         ------------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 17, 1997

                              GENERAL INFORMATION

     This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Kleinert's, Inc. (the "Company") for use at the Company's annual meeting of shareholders (the "Meeting") to be held on the date, at the time and place and for the purposes set forth in the foregoing notice. This proxy statement, the foregoing notice and the enclosed proxy are being mailed to shareholders on or about March 17, 1997.

     If the enclosed proxy is properly executed and returned prior to voting at the Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. In the absence of instructions, the shares will be voted "FOR" the nominees of the Board of Directors in the election of directors. Management does not intend to bring any matter before the Meeting other than as indicated in the notice and does not know of anyone else who intends to do so. If any other matters properly come before the Meeting, however, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the Meeting, will be deemed authorized to vote or otherwise act thereon in accordance with their judgment on such matters. Any proxy may be revoked at any time prior to its exercise by notifying the Secretary in writing, by delivering a duly executed proxy bearing a later date or by attending the Meeting and voting in person.

                  OUTSTANDING VOTING SECURITIES, VOTING RIGHTS
                           AND PRINCIPAL SHAREHOLDERS

VOTING SECURITIES

     The holders of record of the Company's common stock at the close of business on March 13, 1997, the record date for the Meeting, will be entitled to notice of and to vote on all matters brought before the Meeting. Each shareholder will be entitled to one vote for each share of common stock held by him. Shareholders are not entitled to cumulative voting rights in the election of directors. On the record date for the Meeting, there were 3,694,181 outstanding shares of common stock of the Company, and 1,847,092 shares are necessary to constitute a quorum for the Meeting. Abstentions and broker-non-votes will be included for purposes of determining a quorum for the Meeting but will not be considered as a vote in opposition of any matter on which a vote is taken at the Meeting.

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information concerning the holdings of each person who was known to the Company to be the beneficial owner of more than five percent (5%) of the Company's common stock and all shares beneficially owned by each director, each nominee for director, each executive officer and by all directors and executive officers as a group at the close of business on the record date, March 13, 1997. Each of the persons named below has sole voting power and sole investment power with respect to the shares set forth opposite his name, except as otherwise noted.


TITLE OF CLASS          NAME OF BENEFICIAL OWNER                  NUMBER OF SHARES    PERCENT OF CLASS
--------------          ------------------------                  ----------------    ----------------
Common Stock        Jay B. Andrews                                       87,500(1)           2.3%
Common Stock        Jack Brier                                        1,265,854(2)          32.9%
Common Stock        Kenneth Brier                                        97,427(3)           2.6%
Common Stock        Joseph J. Connors                                    46,671(4)           1.3%
Common Stock        William Forman                                      215,256(5)           5.8%
Common Stock        Nathan Greenberg                                     54,440(6)           1.5%
Common Stock        Marvin Grossman                                     124,507(7)           3.3%
Common Stock        E. Gerald Riesenbach                                 36,976(8)           1.0%
Common Stock        Estate of Louis Yaeger in care of
                    The Bank of New York                                274,900(9)           7.4%
Common Stock        All Directors and Executive Officers as a
                    Group (eight persons)                             1,928,631(1)-(8)      50.7%

------------------
(1) Represents options to purchase 87,500 shares of common stock granted under the 1991 Stock Option Plan. (See "Management Compensation").

(2) Includes 49,586 shares of common stock owned by Mr. Brier's wife as to which Mr. Brier disclaims any beneficial interest. Also includes immediately exercisable options to purchase 150,000 shares of common stock granted under a Non-Qualified Option Agreement. See "Management Compensation." The address of Mr. Brier is c/o Kleinert's, Inc., 120 W. Germantown Pike, Plymouth Meeting, Pennsylvania 19462.

(3) Includes 404 shares of common stock owned by Mr. Brier's wife and 911 shares of common stock owned by their minor children, as to which Mr. Brier disclaims any beneficial interest. Also includes immediately exercisable options to purchase 25,000 shares of common stock granted under a Non-Qualified Stock Option from the 1991 Stock Option Plan, as well as a Non-Qualified Stock Option to purchase 25,000 shares of common stock granted under the 1996 Stock Option Plan. (See "Management Compensation").

(4) Includes immediately exercisable options to purchase 25,000 shares of common stock granted under the 1991 Stock Option Plan. Also includes 3,454 shares of common stock owned by Mr. Connors minor children, as to which Mr. Connors disclaims any beneficial interest. (See "Management Compensation").

(5) Includes a Non-Qualified Stock Option to purchase 25,000 shares of common stock granted under the 1996 Stock Option Plan. The address of Mr. Forman is 8302 Old York Road, B66, Elkins Park, Pennsylvania 19117.

(6) Includes a Non-Qualified Stock Option to purchase 25,000 shares of common stock granted under the 1996 Stock Option Plan.

(7) Includes immediately exercisable options to purchase 37,500 shares of common stock granted under the 1991 Stock Option Plan. (See "Management Compensation").

(8) Includes a Non-Qualified Stock Option to purchase 25,000 shares of common stock granted under the 1996 Stock Option Plan. Also includes 11,856 shares of common stock held as trustee under an Indenture of Trust for the benefit of Jack Brier's children, as to which shares Mr. Riesenbach disclaims beneficial ownership.

(9) The address of The Bank of New York is 48 Wall Street, New York, NY 10015.

                             ELECTION OF DIRECTORS

     Currently, the Board of Directors consists of seven members. All of the present members of the Board of Directors, other than William Forman, are nominees for election as director at the Meeting. The Board has determined to continue to fix the number of directors at seven persons, but has concluded at this time not to nominate any person to fill the vacancy to be created on the Board. Election of each director requires the affirmative vote of a majority of the voting stock of the Company which is present in person or by proxy at the Meeting. As stated above, the enclosed proxy will be voted FOR the election as directors of such persons unless a contrary instruction is given.

     The Company believes that all of the nominees are willing and able to serve the Company as directors. If any nominee at the time of election is unable or unwilling to serve or is otherwise unavailable for election, and as a consequence thereof, other nominees are designated, the persons named in the proxy or their substitutes will have the discretion and authority to vote or to refrain from voting for other nominees in accordance with their judgment. The Board of Directors does not have a nominating committee.

     The following is a description of the nominees for election as directors and of the executive officers of the Company.

     Jay B. Andrews, age 52, became a director in February 1988. In June 1996, Mr. Andrews became president of Kleinert's, Inc. of Alabama, the Company's wholly owned subsidiary. Prior to 1996, Mr. Andrews was employed as Executive Vice President of Sales and Marketing for the Company. Prior to his employment with the Company, Mr. Andrews was employed by Health-tex, Inc. for 16 years where he held several positions, the last of which was Senior Vice President and General Sales Manager.

     Jack Brier, age 71, has been Chairman of the Board and Chief Executive Officer of the Company since 1969. (See "Certain Relationships and Related Transactions").

     Kenneth Brier, age 47, became a director in January 1985. Since December 1991, Mr. Brier has been the President and Chairman of the Board of Mountbatten, Inc., a standard Pennsylvania domiciled surety company. Mr. Brier also has been President of Hammarskjold of Jonkoping Incorporated, a real estate development corporation, since July 1985. Mr. Brier is the son of Jack Brier.

     Nathan Greenberg, age 75, became a director in March 1992. Mr. Greenberg founded the accounting firm of Greenberg, Rosenblatt, Kull & Bitsoli, P.C. in Worcester and Springfield, Massachusetts in 1958, and has been a member of that firm since its founding. Mr. Greenberg is a member of the American Institute of Certified Public Accountants and Massachusetts and Florida Societies of CPAs. He also is a director of Advanced Detectors, Inc. (See "Certain Relationships and Related Transactions").

     Marvin Grossman, age 59, became a director in December 1981. In June 1996, Mr. Grossman became Vice Chairman of Kleinert's Inc. of Alabama. From 1982 through 1996, Mr. Grossman served as President of Kleinert's, Inc. of Alabama.

     E. Gerald Riesenbach, age 58, became a director in April 1989. Since February 1995, Mr. Riesenbach has been a partner in the law firm of Cozen and O'Connor, general counsel to the Company. Previously, and for more than five years, he had been a partner in the law firm of Wolf, Block, Schorr and Solis-Cohen. Mr. Riesenbach also serves on the Board of Directors of Autolend Group, Inc. (See "Certain Relationships and Related Transactions").

     Joseph J. Connors, age 40, became Executive Vice President and Assistant Secretary of the Company in December 1993. Previously, Mr. Connors was Vice President -- Finance from December 1986 to November 1993, and Treasurer from January 1983 to November 1986. Mr. Connors is also a director of Mountbatten Surety, Inc.

     Gerald E. Monigle, age 52, has been employed as Vice President -- Finance of the Company since February 1995. Prior to his employment with the Company, Mr. Monigle was employed by Tasty Baking Company for 15 years as Controller and Chief Accounting Officer.

COMMITTEES

     The Board of Directors maintains an Audit Committee to review findings and recommendations of the Company's independent auditors. During fiscal year 1996, Kenneth Brier and Nathan Greenberg constituted the committee. The committee met once during fiscal year 1996.

     The Compensation Committee is empowered to review the performance of executive personnel other than the members of the committee and award appropriate bonuses. During fiscal year 1996, Messrs. Forman, Greenberg and Riesenbach served on the committee. The committee met three times during fiscal year 1996.

     A Stock Option Committee is responsible for establishing and recommending to the Board of Directors those executive officers to whom stock options should be granted and the number of shares of common stock to which such options should be subject. During fiscal year 1996, Messrs. Forman, Greenberg and Riesenbach served on the committee. The committee met two times during fiscal year 1996.

BOARD MEETINGS

     The Board of Directors held three meetings during the fiscal year ended November 30, 1996. All Directors attended greater than 75% of the board meetings and meetings of committees on which they served during 1996.

COMPENSATION OF DIRECTORS

     During 1996, the Board of Directors voted to change the compensation paid to outside directors. Previously, each outside director received an annual retainer of $10,000 and $1,000 for each meeting of the Board of Directors and each committee meeting of the Board of Directors which they attended. Beginning with the third fiscal quarter of 1996, each outside director will receive $6,000 per quarter as compensation in their capacity as director which includes meeting attendance.

                            MANAGEMENT COMPENSATION
                           SUMMARY COMPENSATION TABLE

     The following table sets forth certain information regarding compensation paid during each of the Company's last three fiscal years to the Company's Chief Executive Officer and to each of the Company's other four executive officers whose salary and bonuses during fiscal year 1996 exceeded $100,000.

                                                                                        LONG-TERM
                                                                                      COMPENSATION
                                                                                      -------------
                                                     ANNUAL COMPENSATION                NUMBER OF
                                         -------------------------------------------   SECURITIES
    NAME AND PRINCIPAL                                               OTHER ANNUAL      UNDERLYING         ALL OTHER
         POSITION           FISCAL YEAR   SALARY($)    BONUS($)     COMPENSATION(1)    OPTIONS (#)   COMPENSATION($)(2)
--------------------------  -----------  -----------  -----------  -----------------  -------------  -------------------
Jack Brier(3).............      1996      400,000           --(4)            --              --           140,000
Chairman of the Board;          1995      400,000      153,000(4)            --              --                --
Chief Executive Officer         1994      300,000      124,000(4)            --              --                --

Marvin Grossman...........      1996      300,000           --              --               --            35,000
Vice Chairman Kleinert's,       1995      300,000           --          61,381(5)            --                --
Inc. of Alabama                 1994      298,000           --          34,353(5)            --                --

Jay Andrews...............      1996      305,000       30,000              --               --                --
President of Kleinert's         1995      300,000       30,000              --               --                --
Inc. of Alabama                 1994      298,000           --              --               --                --


Joseph J. Connors.........      1996      225,000           --              --               --             8,750
Executive Vice President        1995      200,000       10,000              --               --                --
                                1994      190,000           --              --               --                --

Gerald Monigle(6).........      1996      110,000           --              --               --                --
Vice President -- Finance       1995       71,077           --              --               --                --
                                1994           --           --              --               --                --

------------------
(1) Except as set forth in the above table regarding Marvin Grossman, such compensation did not exceed for any named officer the lesser of $50,000 or 10% of such officer's total annual salary and bonus for 1996.

(2) Represents annual pre-retirement death benefits and annual retirement benefits payable under the Company's Supplemental Income Plan, which for Mr. Grossman and Mr. Connors are payable under a 15-year certain and life annuity. Mr. Brier's benefit becomes payable at age 73 and is payable over 7 years. Mr. Grossman's benefit became vested ratably through 1995. Mr. Connors' benefit becomes vested at age 65.

(3) The compensation set forth opposite Mr. Brier's name in the table above for fiscal years 1995 and 1994 reflects compensation paid by the Company only and excludes amounts paid to Mr. Brier for Scott Mills, Inc. in his capacity as Chairman and Chief Executive Officer of Scott Mills, Inc.

(4) See "Employment Agreement."

(5) Includes the value of commissions paid to Mr. Grossman, $34,143 in 1994 and $61,381 in 1995.

(6) The compensation set forth opposite Mr. Monigle's name in the table above for fiscal year 1995 reflects compensation paid by the Company only and excludes amounts paid to Mr. Monigle by Scott Mills, Inc. in his capacity as Assistant Secretary of Scott Mills, Inc.

                        OPTION GRANTS DURING FISCAL 1996


                                                                                            POTENTIAL REALIZABLE GAIN
                                                                                            VALUES AT ASSUMED ANNUAL
                                                PERCENTAGE OF                                 RATES OF STOCK PRICE
                                                TOTAL OPTIONS                                APPRECIATION FOR OPTION
                                                 GRANTED TO      EXERCISE OR                TERM COMPOUNDED ANNUALLY
                                                EMPLOYEES IN     BASE PRICE   EXPIRATION   ---------------------------
              NAME                  OPTIONS      FISCAL YEAR      ($/SHARE)      DATE           5%            10%
              ----                  -------     ------------     -----------  ----------   -----------   -------------
Jack Brier.......................    150,000        52%             $15.50      4/17/06      $642,000      $1,419,000

Jay Andrews......................     25,000         9%             $15.50      2/15/98      $107,000      $  236,500

------------------
(1) Represents immediately exercisable options to purchase 150,000 shares of common stock granted under a Non-Qualified Stock Option.
(2) Options were granted on February 15, 1996 with one-third of the options exercisable immediately. The remaining two-thirds become exercisable in two equal annual installments commencing February 15, 1997.

                       FISCAL YEAR END 1996 OPTION VALUES

     The following table sets forth certain information relating to the number and value of unexercised options at November 30, 1996. No options were granted to the named executive officers during fiscal year 1996 other than to Mr. Jack Brier who was granted options to purchase 150,000 shares of common stock under the 1996 Stock Option Plan and Mr. Jay Andrews who was granted options to purchase 25,000 shares of common stock under the 1991 Stock Option Plan. During fiscal year 1996, Mr. Jack Brier exercised his option to purchase 375,000 shares of common stock granted to him under the 1991 Stock Option Plan.

                                       NUMBER OF SECURITIES
                                            UNDERLYING               VALUE OF UNEXERCISED
                                        UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                                       AT NOVEMBER 30, 1996          AT NOVEMBER 30, 1996
                                    (EXERCISABLE/UNEXERCISABLE)   (EXERCISABLE/UNEXERCISABLE)(1)
                                   -----------------------------  ---------------------------
Jack Brier.......................       150,000/--                       $300,000/--
Marvin Grossman..................        37,500/--                       $397,500/--
Jay Andrews......................        62,500/25,000                   $662,500/$43,750
Joseph J. Connors................        25,000/--                       $265,000/--

------------------
(1) Values are calculated by subtracting the exercise price from the fair market value of the common stock at November 30, 1996.

EMPLOYMENT AGREEMENT

     In June 1996, Jack Brier, Chairman of the Company's Board of Directors and Chief Executive Officer, entered into a new three-year employment agreement with the Company pursuant to which Mr. Brier is paid an annual salary of $450,000. Pursuant to his current employment agreement, Mr. Brier is entitled to receive an incentive bonus equal to 5% (increased from 3.1% beginning with fiscal year ended November 30, 1996) of the Company's pre-tax income in excess of $1,901,000 (representing pre-tax income for fiscal year 1989) for any fiscal year ending during the employment term. In fiscal year 1994, Mr. Brier earned $124,000 under this bonus agreement, which was paid in fiscal year 1995. In fiscal year 1995, Mr. Brier earned a bonus of $153,000, which was paid in fiscal year 1996. In fiscal year 1996, Mr. Brier declined a bonus of $293,600.

PENSION PLANS

     The Company has a retirement program for substantially all of its employees, including officers and directors who are employees, subject to certain age and service requirements. The retirement program is composed of a formula, which is .8% of annual earnings for each year of service. Normal retirement is at age 65.

     Total projected annual pension benefits at age 65 for Messrs. Brier, Connors, Grossman and Andrews approximate $30,615, $42,191, $23,522, and $29,150 respectively, and estimated credited years of service for each is 13, 38, 17 and 22 years respectively.

            REPORTS OF THE COMPENSATION AND STOCK OPTION COMMITTEES
                                       ON
                             EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Compensation Committee"), composed of outside directors of the Board of Directors of the Company, reviews the performance of the Company's executive personnel, develops and makes recommendations to the Board with respect to executive compensation policies and is empowered by the Board to award appropriate bonuses. The Stock Option Committee of the Board of Directors (the "Option Committee"), composed of disinterested persons (as defined under Rule 16b-3 of the Securities Exchange Act of 1934), recommends to the Board those executive officers to whom stock options should be granted and the number of shares of common stock to which such options should be subject. (The Compensation Committee and the Option Committee are sometimes together referred to herein as the "Committees").

     The Committees have access to independent compensation data and are authorized, if determined appropriate in any particular case, to engage outside compensation consultants.

     The objectives of the Committees are to support the achievement of desired Company performance, to provide compensation and benefits that will attract and retain superior talent and reward performance, and to fix a portion of compensation to the outcome of corporate performance.

     The executive compensation program is generally composed of base salary, discretionary bonuses and long term incentives in the form of stock options. The compensation program also includes various benefits, including a supplemental retirement income plan, health insurance plan and a pension plan in which substantially all of the Company's employees participate.

     Base salary levels for the Company's executive officers are competitively set relative to salaries of officers of companies comparable to the Company in business, size and location. In the case of the Chief Executive Officer of the Company, base salary is fixed by an employment contract over a multi-year period. In June 1996, the Compensation Committee recommended to the Board of Directors the terms of a new employment agreement for Jack Brier, the Company's Chief Executive Officer. Compensatory terms under the employment agreement were determined on the basis of Mr. Brier's prior employment agreement with the Company, his contributions to the Company and the base salary and other benefits granted to chief executive officers of companies within the Company's industry and within the Company's proximate geographic area.

     In other cases, base salary levels are fixed on an annual basis by the Chief Executive Officer of the Company. In each instance, base salary takes into account individual experience and performance specific to the Company. Other than for the Chief Executive Officer, whose annual bonus is fixed by contract and determined by reference to an amount by which pre-tax income for any fiscal year exceeds a predesignated threshold, the Compensation Committee is empowered, upon recommendation by the Chief Executive Officer of the Company, to recommend for full Board approval the payment of cash bonuses to other executive officers of the Company. Bonus levels typically are based on factors relating to overall corporate performance, division and/or identified product line performance and personal performance. Factors reviewed in determining corporate, divisional and product line performance are generally based on achievement of preset financial objectives, for example, by reference to sales and operating profit targets established on an annual and quarterly basis by the Board of Directors. Factors determinative of personal performance include participation and contribution in strategic and business plan objectives, organizational and management development and progress and other similar more qualitative factors. The payment of all cash bonuses, other than to the Chief Executive Officer which is determined by contract, are entirely discretionary. Mr. Brier earned a bonus for fiscal years 1994, 1995, and 1996 under the terms of his employment agreement (Mr. Brier declined the 1996 bonus) and two other officers were granted bonuses for fiscal year 1994 which were paid during fiscal year 1995. One officer earned a bonus in 1995 which was paid in 1996.

     The Option Committee believes that employee equity ownership provides significant additional motivation to executive officers to maximize value for the Company's shareholders and, therefore, periodically recommends to the Board of Directors grants of stock options to the Company's executive officers. Stock options are granted typically at prevailing market price and, therefore, will only have value if the Company's stock price increases over the exercise price. The Option Committee believes that the grant of stock options provides a long term incentive to such persons to contribute to the growth of the Company and establishes a direct link between compensation and shareholder return, measured by the same index used by shareholders to measure Company performance. The terms of options granted by the Board of Directors, including vesting, exercisability and option term, are determined by the Board of Directors upon recommendation by the Option Committee, which recommendation is based upon relative position and responsibility of each executive officer, historical and expected contributions of each officer to the Company, previous option grants to executive officers and a review of competitive equity compensation for executive officers of similar rank in companies that are comparable to the Company's industry, geographic location and size. For information regarding recent options granted to the Company's executive officers, reference is made to the table set forth in the proxy statement under the caption "Management Compensation."

Compensation Committee:                 Stock Option Committee:
  E. Gerald Riesenbach,                 E. Gerald Riesenbach,
    Chairman                              Chairman
  Nathan Greenberg, Member              Nathan Greenberg, Member
  William Forman, Member                William Forman, Member

                            STOCK PERFORMANCE GRAPH

     The graph below compares the cumulative total shareholders return on the common stock of the Company for the last five fiscal years with the cumulative return on the S&P 500 Index, the S&P Midcap 400 Index and the S&P
Textile-Apparel Manufacturers Index over the same period (assuming the investment of $100 in the Company's common stock and such indices during the fiscal years 1991-1996):

     In the printed version there appears a line graph depicting the following plot points.

                        Base
                        Period
Company/Index           Nov 91   Nov 92    Nov 93    Nov 94    Nov 95    Nov 96
------------------------------------------------------------------------------
KLEINERTS INC            100     146.95    202.26    277.14    262.98    296.37
TEXTILES (APPAREL)-500   100     128.80     92.79     96.42     98.87    142.24
S&P 500 INDEX            100     118.47    130.44    131.80    180.54    230.84
S&P MIDCAP INDEX         100     121.08    136.28    136.24    180.48    214.36

                         COMPLIANCE WITH SECTION 16(A)
                                     OF THE
                        SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors and persons who own more than ten percent (10%) of a registered class of the Company's common stock (collectively, the "Reporting Persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of these reports. Based on the Company's review of the copies of these reports received by it, the Company believes that all filings required to be made by the Reporting Persons for the period December 3, 1995 through November 30, 1996 were made on a timely basis except for the filings for all directors and officers that received stock related to the Scott Mills merger which was filed subsequent to the required filing date.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

SCOTT MILLS ACQUISITION

     In September 1996, the Company acquired Scott Mills, Inc. ("Scott Mills") by a merger of Scott Mills into Kleinert's, Inc. of Alabama. Scott Mills operates a knitting mill in Gastonia, N.C. producing double knit, fleece, terrycloth and jersey fabrics. It has been and will continue to be a large supplier of fabric for Kleinert's as well as other customers. Scott Mills was formerly a subsidiary of Kleinert's and was its textile division providing knitting, dying and finishing services. On November 27, 1993, Scott Mills was spun-off in a tax-free distribution to Kleinert's shareholders and was operated as a separate Company until its acquisition in October 1996.

     Pursuant to the Merger Agreement, each share of Scott Mills Common Stock outstanding on September 30, 1996 was converted into the right to receive $.03 in cash and .0152 of a share of the Company's Common Stock, determined by the division of $.27 for each share of Scott Mills' stock by $17.75 which represented the average price of the Company's stock on the five trading days immediately preceding the consummation of the Merger. Cash was paid in lieu of fractional shares. The Company has issued approximately 51,000 shares of its Common Stock and approximately $101,000 in cash in exchange for all the outstanding shares of Common Stock of Scott Mills.

     In December of 1994, Messrs. Greenberg and Riesenbach, together with certain other persons affiliated with the Company, provided loans to Scott Mills, Inc. in the aggregate amount of $500,000. These loans were evidenced by subordinated convertible five year term notes bearing interest at 8.5% per annum. Mr. Greenberg participated to the extent of $50,000 and Mr. Riesenbach $10,000. These notes were assumed by the Company upon the acquisition and merger of Scott Mills and were repaid on February 14, 1997.

COMMON OFFICERS, DIRECTORS AND SHAREHOLDERS

     Certain of the current directors of the Company and its Chairman (Mr. Jack Brier) also served as officers, directors or employees of Scott Mills, Inc. and received compensation from Scott Mills, Inc. for such services prior to Scott Mills merger.

     Under the terms of his employment contract, Mr. Brier borrowed $373,920 from the Company which was paid in full plus accrued interest on the due date of November 14, 1996.

CUSTOMER AND SUPPLIER RELATIONSHIP

     The Company has an agreement with Precision Textile Company, Inc. ("Precision Textile"), a Florida corporation, pursuant to which Precision Textile performs contract sewing on behalf of Kleinert's, Inc. of Alabama, the Company's wholly-owned subsidiary. Payments to Precision Textile by the Company's subsidiary accounted for more than five percent (5%) of the total sales of Precision Textile in fiscal year 1996. The shareholders of Precision Textile are Curt Forman, the son of William Forman and Doron Matzkin, the son-in-law of Jack Brier, respectively.

     Pursuant to an exclusive licensing arrangement between the Company and Hygienics Industries, Inc., ("Hygienics"), the Hygienics adult incontinence products are distributed through Kleinert's. Hygienics is a Pennsylvania corporation, the sole stockholder of which is Michael Brier, the son of Jack Brier. Payments to Hygienics under the license agreement accounted for more than five percent (5%) of the total sales of Hygienics during the fiscal year ended November 30, 1996.

     In general, the Company believes that the terms of the transactions described in this section are at least as favorable as those that might have been obtained from unaffiliated third parties.

                         PROPOSALS OF SECURITY HOLDERS

     All proposals of any shareholder of the Company's voting securities which the holder desires be presented at the next Annual Meeting of Shareholders and be included in the proxy statement and form of proxy prepared for that meeting, must be received by the Company at its principal executive offices no later than November 13, 1997.

     All such proposals must be submitted in writing to the Secretary of the Company at the address on the notice accompanying this proxy statement.

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

     The Company engaged Ernst & Young LLP independent auditors to audit the Company's financial statements for the fiscal year ending November 30, 1996. A representative of Ernst & Young LLP will be present at the meeting with the opportunity to make a statement if he desires to do so and to answer appropriate questions.

                            SOLICITATION OF PROXIES

     The cost of the solicitation of proxies will be borne by the Company. In addition to the use of the mails, solicitations may be made by telephone and personal interviews by officers, directors and regularly engaged employees of the Company. It is not anticipated that anyone will be specifically engaged by the Company or by any other person to solicit proxies. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward this proxy statement to the beneficial owners of the stock held of record by such persons, and the Company will reimburse them for their charges and expenses in this connection.

                           ANNUAL REPORT ON FORM 10-K

     THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON SOLICITED BY THIS PROXY STATEMENT, AT THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K (INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO) AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR ITS MOST RECENT FISCAL YEAR. SUCH WRITTEN REQUESTS SHOULD BE DIRECTED TO GERALD MONIGLE, VICE PRESIDENT-FINANCE, AT THE ADDRESS OF THE COMPANY APPEARING ON THE FIRST PAGE OF THIS PROXY STATEMENT.

                                KLEINERT'S, INC.
           PROXY FOR ANNUAL MEETING OF SHAREHOLDERS -- APRIL 17, 1997
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby constitutes and appoints Jack Brier and Joseph J. Connors, or either one of them, as proxies, with full power of substitution, to vote all shares of stock of Kleinert's, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the annual meeting of shareholders of the Company to be held at The Locust Club of Philadelphia, 1614 Locust Street, Philadelphia, Pennsylvania, at 10:00 a.m. on April 17, 1997, or at any adjournments or postponements thereof:

(1) ELECTION OF DIRECTORS

     FOR all nominees listed below                            WITHHOLD AUTHORITY
     (except as marked to the contrary below) / /             to vote for all nominees below / /


     J. ANDREWS, J. BRIER, K. BRIER, N. GREENBERG, M. GROSSMAN, E. G. RIESENBACH (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
                    STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE ABOVE LIST.)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED, OR IF NO SPECIFICATIONS ARE MADE, WILL BE VOTED FOR THE ELECTION OF THE ABOVE NOMINEES FOR DIRECTORS AND TO USE THEIR DISCRETION TO VOTE ON ANY OTHER MATTER AS MAY PROPERLY COME BEFORE THE MEETING.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF MEETING AND PROXY STATEMENT FURNISHED HEREWITH, AND HEREBY CONFIRMS THAT THIS PROXY SHALL BE VALID AND MAY BE VOTED WHETHER OR NOT THE SHAREHOLDER'S NAME IS SET FORTH BELOW OR A SEAL IS AFFIXED OR THE DESCRIPTION, AUTHORITY OR CAPACITY OF THE PERSON SIGNING IS GIVEN OR OTHER DEFECT OF SIGNATURE EXISTS.

                                             Dated:             , 1997


                                             ----------------------------------
                                             Signature of Shareholder

                                             Note: When signing as attorney-in-
                                             fact, executor, administrator,
                                             trustee or guardian, please add
                                             your title as such, and if signer
                                             is a corporation, please sign with
                                             full corporate name by duly
                                             authorized officer or officers
                                             and affix the corporate seal. Where
                                             stock is issued in the name of two
                                             or more persons, all such persons
                                             should sign.

  PLEASE DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE